EXHIBIT 8.1
Mayer Brown LLP
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April 28, 2010
Nissan Auto Receivables Corporation II
Nissan Motor Acceptance Corporation
Nissan Auto Receivables Trusts
One Nissan Way
Franklin, Tennessee 37067

Re:	Nissan Auto Receivables Corporation II Nissan Motor Acceptance Corporation Nissan Auto Receivables Trusts Registration Statement on Form S-3 Registration No. 333-165171
Ladies and Gentlemen:
     We have acted as special tax counsel to Nissan Auto Receivables Corporation II (the "Company”), a Delaware corporation and wholly-owned limited purpose subsidiary of Nissan Motor Acceptance Corporation, a California Corporation (“NMAC”), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), in connection with registration by the Company of Asset-Backed Notes (the “Notes”) and Asset-Backed Certificates (the “Certificates”). As described in the Registration Statement, the Notes and the Certificates will be issued from time to time in series, with each series being issued by a statutory trust (each, an “Issuing Entity”) to be formed by the Company pursuant to a trust agreement (each, a “Trust Agreement”) between the Company and the Owner Trustee (as defined in the related Trust Agreement). For each series, the Notes will be issued pursuant to an indenture (each, an “Indenture”) between the related Issuing Entity and the Indenture Trustee (as defined in the related Indenture) and the Certificates will be issued pursuant to the related Trust Agreement. Capitalized terms used herein without definition have the meanings given to such terms in the Registration Statement.
     We generally are familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and Certificates and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Indenture (including the form of Notes included as an exhibit thereto), the form of Trust Agreement (including the form of Certificate included as an exhibit thereto) and the form of Sale and Servicing Agreement (the “Sale and Servicing Agreement”). In addition, we have assumed that the Indenture, Trust Agreement and Sale and Servicing Agreement with respect to each series are
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Nissan Auto Receivables Corporation II
Nissan Motor Acceptance Corporation
Nissan Auto Receivables Trusts
April 28, 2010

executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under such documents in fact occur in accordance with the terms thereof.
     Based on the foregoing, we hereby confirm that, if we are acting as tax counsel with respect to an issuance of Notes and Certificates, the statements set forth in the Prospectuses and in the forms of Prospectus Supplement (to the extent they relate to federal income tax consequences) forming part of the Registration Statement under the captions “Summary—Tax Status” and “Material Federal Income Tax Consequences” (as modified by the statements, if any, set forth under those same headings in the related Prospectus Supplement) accurately reflect our opinion.
     The opinion set forth above is based on relevant provisions of the United States Internal Revenue Code of 1986, as amended, Treasury Regulations thereunder, and interpretations of the foregoing as expressed in court decisions, administrative determinations, and legislative history as of the date hereof. No tax rulings will be sought from the Internal Revenue Service (“IRS”) with respect to any of the matters discussed herein. The statutory provisions, regulations and interpretations on which our opinions are based are subject to change, which changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion may not be taken by the IRS.
     This opinion is furnished by us as special tax counsel for the Company, NMAC and the Issuing Entity and may be relied upon by you only in connection with the transactions contemplated by the Indenture, the Trust Agreement or the Sale and Servicing Agreement, as applicable. It may not be used or relied upon by you for any other purpose, nor may copies be delivered to any other person, without in each instance our prior written consent. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.
     We know that we are referred to under the captions referred to above included in the Registration Statement, and we hereby consent to the use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 8.1 thereto, without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.
Respectfully submitted,
Mayer Brown LLP